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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CITIGROUP INC.                                          CITIGROUP FUNDING INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                DELAWARE
        (STATE OF INCORPORATION                  (STATE OF INCORPORATION
            OR ORGANIZATION)                        OR ORGANIZATION)

               52-1568099                              42-1658283
   (I.R.S. EMPLOYER IDENTIFICATION NO.)     (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

      If this form relates to the registration of a                If this form relates to the registration of a
      class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
      the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
      General Instruction A.(c), please check the                  General Instruction A.(d), please check the
      following box.          [X]                                  following box.         [ ]

Securities Act registration statement file numbers to which this form relates:
333-122925; 333-122925-01
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
           -------------------                  ------------------------------
Principal-Protected Equity Linked Notes Based      American Stock Exchange
Upon the S&P 500(R) Index with Potential
Supplemental Interest at Maturity Due 2011

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1.    DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-2 through S-6, S-7 through S-9 and S-10 through S-14, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated December 16, 2005, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

                  99 (B). Preliminary Prospectus Supplement describing the Principal-Protected Equity Linked Notes Based Upon the S&P 500(R) Index with Potential Supplemental Interest at Maturity Due 2011, Subject to Completion, dated December 16, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated December 19, 2005.

                  99 (C).  Form of Note.

                  99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the "Registration
Statement").


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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Citigroup Inc.
                                              (REGISTRANT)



                                    By:   /s/ Charles E. Wainhouse
                                          ------------------------
                                          Name:    Charles E. Wainhouse
                                          Title:   Assistant Treasurer



                                    Citigroup Funding Inc.
                                              (REGISTRANT)



                                    By:   /s/ Geoffrey S. Richards
                                          ------------------------
                                          Name:    Geoffrey S. Richards
                                          Title:   Vice President and Assistant
                                                   Treasurer



Date: January 23, 2006


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                                INDEX TO EXHIBITS

   Exhibit No.                                 Exhibit
   -----------                                 -------
   99 (A).                 Prospectus dated May 3, 2005, incorporated by
                           reference to the Registrants' filing under
                           Rule 424(b)(5) dated May 24, 2005.

   99 (B).                 Preliminary Prospectus Supplement describing the
                           Principal-Protected Equity Linked Notes Based Upon the S&P 500(R) Index with Potential Supplemental
                           Interest at Maturity Due 2011, Subject to Completion, dated December 16, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated
                           December 19, 2005.

   99 (C).                 Form of Note.

   99 (D).                 Senior Debt Indenture among the Registrants and The
                           Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement.


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